William D. Johnson                                                     EXHIBIT 5
Senior Vice President and Corporate Secretary
Carolina Power & Light Company
411 Fayetteville Street
Raleigh, North Carolina 27602

                                October 25, 1999



Carolina Power & Light Company
411 Fayetteville Street
Raleigh, North Carolina 27601-6111

                       REGISTRATION STATEMENT ON FORM S-8
 RELATING TO $ 3,940,000 OF DEFERRED COMPENSATION OBLIGATIONS TO BE ISSUED
  PURSUANT TO THE CAROLINA POWER & LIGHT MANAGEMENT DEFERRED COMPENSATION PLAN
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Ladies and Gentlemen:

         I have acted as counsel to Carolina Power & Light Company, a North Carolina corporation (the "Company"), in connection with the registration by the Company of $ 3,940,000 of Deferred Compensation Obligations, which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Carolina Power & Light Management Deferred Compensation Plan (the "Plan"), as set forth in the Registration Statement on Form S-8 (the "Registration Statement") that is being filed on the date hereof with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Act of 1933, as amended. The Obligations are to be issued from time to time as set forth in the Registration Statement, the Plan and any amendments or supplements thereto.

         In rendering this opinion, I have examined the Plan and such other records of the Company and certificates of its officers and of public officials as I have deemed necessary.

         Based upon the foregoing and the further qualifications stated below, I am of the opinion that, when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and (b) principles of equity, whether considered at law or in equity.


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Carolina Power & Light Company
October 25, 1999
Page 2

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                                     Very truly yours,



                                                     /s/ William D. Johnson